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                                 EXHIBIT 23.02




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated December 15, 1993 on our audit of the financial statements of The PromptCare Companies, Inc. as of October 31, 1993 and for the two months then ended, which report is included in Transworld Home HealthCare Inc.'s Form 10-K for the year ended October 31, 1995 which is incorporated by reference in this Form S-8.




                                                       /S/  ARTHUR ANDERSEN LLP




Roseland, New Jersey
June 12, 1996